Exhibit 99.1

Biostage to Move to OTCQB Marketplace

- Delisted from NASDAQ effective October 6, 2017 –

- Delivers notice of breach to First Pecos, LLC –

Holliston, MA, October 6, 2017 – Biostage, Inc. (“Biostage” or the “Company”), a biotechnology company developing bioengineered organ implants to treat cancers and other life-threatening conditions of the esophagus, bronchus and trachea, announced today that the Company received written notification from The Nasdaq Stock Market LLC (“NASDAQ”) indicating that the NASDAQ Hearings Panel (the “Panel”) has determined to delist the Company’s common stock from The NASDAQ Capital Market, effective with the open of business on October 6, 2017.

As previously disclosed, on November 18, 2016, the Company received a notice from NASDAQ indicating it was not in compliance with NASDAQ’s minimum bid price requirement, and on May 22, 2017, NASDAQ notified the Company that based noncompliance with that rule and with the $2.5 million minimum stockholders equity requirement, the Company’s common stock would be subject to delisting. The Company requested a hearing with the Panel and, on July 10, 2017, the Company announced that the Panel granted the Company’s request for continued listing subject to a number of conditions, with the Panel’s decision ultimately requiring that the Company evidence full compliance with all requirements for continued listing on The Nasdaq Capital Market by no later than November 13, 2017. The Company determined that as a result of the events described below, the Company could not regain compliance with The NASDAQ Capital Market listing standards by the deadline imposed by NASDAQ, and on October 4, 2017 the Company withdrew its appeal from the Panel.

The Company has been advised by OTC Markets Group Inc. that its common stock will be immediately eligible for trading on the OTCQB marketplace effective with the open of business on October 6, 2017. The Company’s common stock will continue to trade under the symbol “BSTG”.

Breach Notice to First Pecos, LLC

As previously disclosed in the Form 8-K filed by the Company on August 17, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with First Pecos, LLC (“Pecos”) on August 11, 2017, pursuant to which the Company agreed to sell to Pecos, and Pecos agreed to purchase from the Company, shares of the Company’s common stock, preferred stock and warrants for an aggregate purchase price of $3,055,500 (the “Purchase Price”). As of October 6, 2017, the Company has not received the Purchase Price from Pecos.

On October 5, 2017, the Company delivered a notice (the “Notice”) to Pecos and its manager, Leon “Chip” Greenblatt III, stating that Pecos is in breach of the Purchase Agreement as a result of its failure to deliver the Purchase Price to the Company following satisfaction of all closing conditions in the Purchase Agreement.

None of the shares of common stock, shares of preferred stock or warrants that the Company would have issued under the Agreement were issued to Pecos, and the previously-reported appointment of Leon Greenblatt III of Pecos and Saverio La Francesca, MD, the Company’s President and Chief Medical Officer, to the Company’s Board of Directors did not become effective, as their appointment was conditioned upon consummation of the private placement pursuant to the Purchase Agreement.

On August 25, 2017, the last date on which Pecos should have delivered the Purchase Price, counsel to Pecos instead delivered a letter to the Company alleging that the Company was in breach of its obligations pursuant to the Agreement. Such notice requested that the Company agree to additional conditions to closing that were not included in the Purchase Agreement, including, among others, the appointment of Saverio La Francesca, MD as co-Chief Executive Officer of the Company.

The Company believes that it is not, and was not, in breach of the Purchase Agreement, and that Pecos’ notice was unjustified and without any legal merit or factual basis, and was delivered as a result of Pecos being either unwilling or unable to deliver the Purchase Price. However, in order to ensure receipt of the Purchase Price and preserve shareholder value, the Company notified counsel to Pecos in writing on September 1, 2017 that it intended to comply with the new conditions demanded by Pecos. Despite that, on September 29, 2017, Pecos requested that the Company enter into a Supplemental Agreement that introduced additional new demands. The Company again indicated its willingness to meet the new demands of Pecos. Despite the Company’s timely efforts to meet each new demand of Pecos, Pecos has not met its obligation to deliver the Purchase Price. The Company believes that Pecos has acted in bad faith and, despite the satisfaction of all closing conditions, has no intention of delivering the Purchase Price as required by the Purchase Agreement. The Company is reviewing all of its rights and remedies against Pecos that may be available to the Company.

As a result of Pecos’ refusal to deliver the Purchase Price, the Company is facing significant capital issues, as its current financial obligations exceed its cash on hand, and is exploring financing and other strategic alternatives. The Company is in discussions with its advisors regarding these alternatives. The Company cannot provide any assurance that it will be able to obtain sufficient financing.

Resignation of Saverio La Francesca, MD

On October 5, 2017, Saverio La Francesca, MD resigned as President and Chief Medical Officer of the Company, effectively immediately.

About Biostage

Biostage is a biotechnology company developing bioengineered organ implants based on the Company’s new Cellframe™ technology which combines a proprietary biocompatible scaffold with a patient’s own stem cells to create Cellspan organ implants. Cellspan implants are being developed to treat life-threatening conditions of the esophagus, bronchus or trachea with the hope of dramatically improving the treatment paradigm for patients. Based on its preclinical data, Biostage has selected life-threatening conditions of the esophagus as the initial clinical application of its technology.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements:

Certain statements in this press release constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. These "forward-looking" statements in this press release include, but are not limited to, statements relating to the potential quotation of the Company’s shares on the OTCQB Market, the availability of strategic alternatives, development expectations and regulatory approval of any of the Company’s products, including those utilizing the Company’s Cellframe technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company’s products, including those utilizing the Company’s Cellframe technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the Company’s ability to obtain and maintain regulatory approval for the Company’s products, changes to the listing standards, requirements, policies or procedures of the OTCQB Market, fluctuations in the Company’s general financial and operating results, changes in the Company’s liquidity and capital resources, fluctuations in the market price of the Company’s securities, changes in the capital markets; plus other factors described under the heading "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this press release speak only as of the date of this report. Biostage expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contacts:

Tom McNaughton

Chief Financial Officer

774-233-7300